Exhibit 10.2

AMENDMENT NO. 3 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

AMENDMENT NO. 3, dated as of May 5, 2017 (this “Amendment”), by and among Open Text ULC, Open Text Holdings, Inc. and Open Text Corporation (“Open Text”), as Borrowers (collectively, the “Borrowers” and each, a “Borrower”), the Domestic Guarantors party hereto (the “Domestic Guarantors”), the Foreign Guarantors party hereto (the “Foreign Guarantors” and, together with the Domestic Guarantors, the “Guarantors”), the Swing Line Lender, the Documentary Credit Lender, the Replacement Lender (as defined below), each of the other Extending Lenders (as defined below) party hereto, and Barclays Bank PLC, as Administrative Agent and Collateral Agent (the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, the Borrowers, the Domestic Guarantors, each lender from time to time party thereto (the “Lenders”) and the Administrative Agent have entered into that certain Second Amended and Restated Credit Agreement, effective as of January 15, 2015 (as amended by (i) that certain Amendment No. 1 to Second Amended and Restated Credit Agreement, dated as of June 16, 2016, (ii) that certain Incremental Assumption Agreement and Amendment No. 2 to Second Amended and Restated Credit Agreement, dated as of February 1, 2017, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”);
WHEREAS, the Extending Lenders have agreed to extend credit to the Borrowers under the Credit Agreement on the terms and subject to the conditions set forth therein. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement, as amended hereby;
WHEREAS, the Borrowers have requested that the Credit Agreement be amended (a) to effect an extension of the Relevant Repayment Date (the “Extension”) from December 22, 2019 (the “Existing Maturity Date”) to May 5, 2022 (the “Extended Maturity Date”) with respect to the Revolving Commitments and related Revolving Loans of each Lender that is consenting to such extension (each, a “Consenting Lender”), (b) to reduce by 50 basis points the Applicable Margins applicable to Advances and Documentary Credits issued under the Revolving Credit Facility, (c) to increase the Swing Line Commitments from $5,000,000 to $25,000,000 and (d) to effect certain other modifications to the provisions of the Credit Agreement, in each case as set forth herein;
WHEREAS Wells Fargo Bank, N.A., Canadian Branch (the “Replacement Lender”) wishes to become a Revolving Credit Lender as of the date hereof and to consent to the Extension and the other amendments set forth herein, and Wells Fargo Capital Finance, LLC (the “Non-Consenting Lender”) wishes to cease being a Revolving Credit Lender as of the date hereof;
WHEREAS, the Administrative Agent, the Lenders party hereto, constituting the Majority Lenders under the Credit Agreement, the Documentary Credit Lender, the Swing Line Lender and the Replacement Lender are willing to so amend the Credit Agreement on the terms and subject to the conditions hereof.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.Extension of Relevant Repayment Date. (a) Each Lender (including the Replacement Lender) that is party to this Amendment (each, an “Extending Lender”), agrees that the maturity date of its Revolving Credit Commitments and of any Revolving Credit Loans held by it (including, in the case of the Replacement Lender, any Revolving Credit Loans made pursuant to this Amendment) shall be extended to the Extended Maturity Date.

SECTION 2.Replacement Lender. (a) Each of the parties hereto hereby authorizes the Administrative Agent to take such action as may be reasonably necessary to ensure that the outstanding principal of the Accommodations Outstanding of the Non-Consenting Lender on the Third Amendment Effective Date and the participations in disbursements under Documentary Credits of the Non-Consenting Lender on the Third Amendment Effective Date (such amounts, collectively, the “Replacement Amount”) are replaced with an equal amount of Revolving Credit Loans from the Replacement Lender. Subject to the satisfaction of the conditions specified in Section 5 below, but effective as of the Third Amendment Effective Date, the Non-Consenting Lender shall cease to be, and shall cease to have any of the rights and obligations of, a “Revolving Credit Lender” under the Credit Agreement (except (i) for those provisions that expressly provide for their survival with respect to a Revolving Credit Lender after such Revolving Credit Lender ceases to be a Revolving Credit Lender, which provisions shall survive and remain in full force and effect for the benefit of the Non-Consenting Lender and (ii) as provided in clause (c) of this Section 2).

(b)    The Replacement Lender agrees to provide Revolving Credit Commitments in the principal amount for the Replacement Lender set forth on Schedule 3 hereto. The Replacement Lender represents and warrants and the other parties hereto acknowledge that (i) from and after the Third Amendment Effective Date, the Replacement Lender shall be bound by the provisions of the Credit Agreement as a Revolving Credit Lender thereunder and shall have the obligations of a Revolving Credit Lender thereunder and (ii) the Replacement Lender will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Revolving Credit Lender.
(c)    From and after the Third Amendment Effective Date, the Administrative Agent shall make all payments in respect of the Replacement Amount (including payments of interest, fees and other amounts) to the Non-Consenting Lender for amounts which have accrued prior to the Third Amendment Effective Date, and to the Replacement Lender for amounts which have accrued from and after the Third Amendment Effective Date.
SECTION 3.Amendments to the Credit Agreement. Effective as of the Third Amendment Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

(a)    The following defined terms shall be added to Section 1.01 of the Credit Agreement in alphabetical order:
“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Mortgaged Property” has the meaning specified in Section 2.01(5).
“Third Amendment” means Amendment No. 3 to Second Amended and Restated Credit Agreement, dated as of May 5, 2017.
“Third Amendment Effective Date” shall have the meaning assigned to such term in Section 5 of the Third Amendment.
(b)    Section 1.01 of the Credit Agreement is amended by revising each of the following defined terms to read in its entirety as set forth below:
“Commitment” means, at any time, in respect of: (i) the Revolving Credit Facility, U.S. $450,000,000, as such amount may be increased or reduced pursuant to the terms hereof (the “Revolving Credit Commitment”); (ii) the Documentary Credits, U.S. $35,000,000 (the “Documentary Credit Commitment”); and (iii) the Swing Line Commitments, U.S. $25,000,000, as such amount may be increased or reduced pursuant to the terms hereof; and provided, for greater certainty, that (A) the commitments in respect of Documentary Credits constitute part of the Revolving Credit Commitment, and (B) the Swing Line Commitment constitutes part of the Revolving Credit Commitment. A “Lender’s Revolving Credit Commitment”, a “Swing Line Lender’s Commitment” and a “Documentary Credit Lender’s Commitment” means, at any time, the relevant amount designated as such and set forth opposite such Lender’s name on Schedule 3 hereof or in the assignment and assumption agreement executed and delivered pursuant to Section 16.01(2) pursuant to which it shall become a party hereto (as reduced or increased in accordance with the terms hereof).
“Relevant Repayment Date” means May 5, 2022.
(c)    Schedule 3 to the Credit Agreement is hereby replaced in its entirety with Schedule 3 hereto.
(d)    Schedule 6 to the Credit Agreement is hereby replaced in its entirety with Schedule 6 hereto.
(e)    Section 2.01 of the Credit Agreement is amended by adding a new clause (5) to read as follows:

(5)
Notwithstanding anything to the contrary in this Agreement, if there are any Material Owned Real Properties subject to a Debenture (any such property, a “Mortgaged Property”), any increase or extension (including a renewal) of any of the Commitments or Loans (including the provision of Incremental Advances or any other incremental credit facilities hereunder, but excluding (i) any continuation or conversion of borrowings, (ii) the making of any Revolving Credit Loans or (iii) the issuance, renewal or extension of Documentary Credits) shall be subject to (and conditioned upon) receipt by the Administrative Agent of a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the applicable Loan Party relating thereto).

(f)    Section 2.12 of the Credit Agreement is amended by adding new clauses (3) and (4) to read as follows:

(3)
With respect to each Mortgaged Property that is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area” with respect to which flood insurance has been made available under Flood Insurance Laws, the applicable Loan Party (A) will maintain, with financially sound and reputable insurance companies, such flood insurance in such total amount as the Administrative Agent and Lenders may from time to time reasonably require to the extent customarily maintained by similar businesses operating in the same or similar locations, and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (B) promptly upon request of the Administrative Agent on behalf of any Lender, will deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent and such Lender, including, without limitation, evidence of annual renewals of such insurance.

(4)
(a) Notwithstanding anything to the contrary in Section 2.12(1)(d) (including the time period set forth therein) or this Agreement to the contrary, the Administrative Agent shall not enter into any Debenture in respect of any Material Owned Real Property acquired by any Borrower or any other Loan Party after the Closing Date until the Administrative Agent shall have received written confirmation from the Lenders that flood insurance due diligence and flood insurance compliance has been completed by the Lenders (such written confirmation not to be unreasonably conditioned, withheld or delayed). If the Lenders have not informed the Administrative Agent and Open Text of any outstanding flood diligence requirements by the date that is forty (45) days after the date on which the Administrative Agent made available to the Lenders (which may be delivered electronically) the following documents in respect of such real property (which documents shall be delivered by the Administrative Agent to the Lenders promptly after receipt thereof): (i) a completed flood hazard determination from a third party vendor; (ii) if such Material Owned Real Property is located in a “special flood hazard area”, (A) a notification to the applicable Loan Party of that fact and (if applicable) notification to the applicable Loan Party flood insurance coverage is not available and (B) evidence of the receipt by the applicable Loan Party of such notice; and (iii) if such notice is required to be provided to the applicable Loan Party and flood insurance is available in the community in which such Material Owned Real Property is located, evidence of required flood insurance with respect to any such Mortgage, the Lenders will be deemed to have completed their flood insurance due diligence and flood insurance compliance and to have consented to such Debenture. Notwithstanding anything to the contrary in this Section 2.12 or this Agreement, in respect of any Material Owned Real Property subject to Section 2.12(1)(d), the time period set forth in Section 2.12(1)(d) for delivery of any related Debenture shall be automatically extended to the date on which the Administrative Agent is permitted under this Section 2.12(4)(a) to enter into such Debenture.

(b) Open Text shall provide the Administrative Agent with a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the applicable Loan Party relating thereto) to the extent such flood-related documentation is required for compliance with applicable Law.
SECTION 4.Representations and Warranties True; No Default. The Borrowers and Guarantors each hereby represent and warrant, in each case on and as of the date hereof and both before and after giving effect to this Amendment, that:

(a)    the execution and delivery of this Amendment by each Loan Party and the performance by each such Loan Party of its respective obligations hereunder and under the Credit Agreement as amended by this Amendment (the “Amended Agreement”) and the other Credit Documents have been duly authorized by all necessary corporate, partnership or analogous action and no Authorization, under any Law, and no registration, qualification, designation, declaration or filing with any Governmental Authority, is or was necessary therefor or to perfect the same, except as are in full force and effect, unamended except for Permitted Exceptions and where failure to obtain, take or make such authorization, action, Authorization, registration, qualification, designation, declaration or filing with any Governmental Authority would not reasonably be expected to have a Material Adverse Effect;
(b)    the execution and delivery of this Amendment by each Loan Party and the performance by each Loan Party of its respective obligations hereunder and under the Amended Agreement and the other Credit Documents and compliance with the terms, conditions and provisions hereof and thereof, will not (i) conflict with or result in a breach of any of the terms, conditions or provisions of (w) its constating documents or by-laws, (x) any Law, (y) any material contractual restriction binding on or affecting it or its properties, or (z) any judgment, injunction, determination or award which is binding on it; or (ii) result in, require or permit (x) the imposition of any Encumbrance in, on or with respect to the Assets now owned or hereafter acquired by it (other than pursuant to the Security Documents or which is a Permitted Encumbrance), (y) the acceleration of the maturity of any material Debt binding on or affecting it or (z) any third party to terminate or acquire any rights materially adverse to the applicable Loan Party under any Material Agreement except where such conflict, result, requirement or permission would not reasonably be expected to have a Material Adverse Effect;
(c)    this Amendment and the Amended Agreement have been duly executed and delivered by each Loan Party which is a party hereto and thereto and constitute legal, valid and binding obligations of such Loan Party, enforceable against it in accordance with their respective terms, subject only to any limitation under Laws relating to (i) bankruptcy, insolvency, reorganization, moratorium or creditors’ rights generally; and (ii) general equitable principles including the discretion that a court may exercise in the granting of equitable remedies;
(d)    each of the representations and warranties in the Credit Agreement is true on and as of the date hereof in all material respects as if made on the date hereof (except (A) to the extent expressly limited therein to a specific date, in which case on and as of such date and (B) any representations and warranties that are qualified as to “materiality” or “Material Adverse Effect” or similar language shall be true in all respects (after giving effect to any qualification therein)); and
(e)    no Default or Event of Default has occurred and is continuing.
SECTION 5.Conditions of Effectiveness of the Amendment. This Amendment shall become effective on and as of the first date on which the following conditions precedent have been satisfied (the “Third Amendment Effective Date”) when each of the following conditions shall have been satisfied (or waived in accordance with Section 17.01 of the Credit Agreement):

(a)the Administrative Agent shall have received from the Borrowers, the Guarantors, the Administrative Agent, the Swing Line Lender, the Documentary Credit Lender and the other Extending Lenders (including the Replacement Lender) whose Revolving Credit Commitments are equal to 100% of the aggregate amount of the Revolving Credit Commitments under the Credit Agreement an executed counterpart hereof or other written confirmation (in form reasonably satisfactory to the Administrative Agent) that such party has signed a counterpart hereof;

(b)the Administrative Agent shall have received from the Loan Parties a certified copy of (i) the charter documents and by-laws (or equivalent governing documents) of each Loan Party (other than any Foreign Guarantor); (ii) the resolutions of the board of directors (or any duly authorized committee or other governing body thereof) or of the shareholders, as the case may be, of each Loan Party (other than any Foreign Guarantor) approving the commitment increase and other matters provided for in this Amendment and approving the entering into of all other related Credit Documents to which they are a party and the completion of all transactions contemplated thereunder; (iii) all other instruments evidencing necessary corporate, company or partnership action of each Loan Party (other than any Foreign Guarantor) and evidencing any required Authorization with respect to such matters; and (iv) documents certifying the names and true signatures of its officers authorized to sign this Amendment and the other Credit Documents manually or by mechanical means;

(c)the Administrative Agent shall have received a certificate of status, compliance, good standing or like certificate with respect to each Loan Party (other than any Foreign Guarantor) issued by the appropriate government official in the jurisdiction of its incorporation;

(d)the Loan Parties shall have taken all action reasonably requested by the Administrative Agent to maintain the perfection and priority of the security interest of the Administrative Agent for the benefit of the Secured Creditors (as defined in the Security Documents) in the Collateral granted under the Security Documents;

(e)each of the representations and warranties contained in Section 4 above shall be true and correct;

(f)the Administrative Agent shall have received a certificate, dated as of the Third Amendment Effective Date and signed by a Responsible Officer of Open Text, confirming the accuracy of the representations and warranties set forth in Section 4 above;

(g)the Borrowers shall have paid all reasonable fees and documented out-of-pocket expenses owing to the Administrative Agent (including the reasonable fees and out-of-pocket costs of legal counsel to the Administrative Agent) incurred in connection with the transactions contemplated under this Amendment in accordance with Section 15.01 of the Credit Agreement;

(h)the Administrative Agent shall have received reasonably satisfactory opinions of (i) Cleary Gottlieb Steen & Hamilton LLP, special United States counsel to the Loan Parties, (ii) Osler, Hoskin & Harcourt LLP, special Delaware counsel to the Loan Parties, (iii) Osler, Hoskin & Harcourt LLP, special Ontario counsel to the Loan Parties, (iv) Stewart McKelvey, special Nova Scotia counsel to the Loan Parties and (v) Gordon A Davies, Chief Legal Officer and Corporate Secretary of Open Text, in each case as is relevant to confirm, inter alia, corporate existence, due authorization, non-contravention of other Debt of any Loan Party or any of its Subsidiaries (other than Exempt Immaterial Subsidiaries) which is outstanding in an aggregate principal amount exceeding $75,000,000, execution by the Borrowers and Domestic Guarantors and enforceability of the Amendment and the validity and perfection of the Encumbrances created under the applicable U.S. and Canadian Credit Documents after giving effect to the Amendment; for the avoidance of doubt, the opinion of Gordon A Davies, Chief Legal Officer and Corporate Secretary of Open Text shall not cover enforceability of the Amendment or the validity and perfection of the Encumbrances created under the applicable U.S. and Canadian Credit Documents after giving effect to the Amendment;

(i)the Administrative Agent shall have received a certificate, dated as of the Third Amendment Effective Date and signed by a Responsible Officer of Open Text, attesting to the Solvency of Open Text and its Subsidiaries, on a consolidated basis and taken as a whole; and

(j)the Administrative Agent shall have received payment from the Borrowers in immediately available funds of an extension fee for the account of each Extending Lender in an amount equal to 0.10% of the amount of such Extending Lender’s Revolving Credit Commitment on the Third Amendment Effective Date.

SECTION 6.Certain Post-Closing Obligations. On or prior to the date that is 60 days following any request by the Administrative Agent to take the following actions described in this Section 6, to the extent that such request is delivered no later than 60 days following the Third Amendment Effective Date, the Borrowers shall take all action reasonably determined by local counsel to the Administrative Agent to be necessary to maintain the perfection and priority of the security interest of the Administrative Agent for the benefit of the Secured Creditors in the Collateral granted by the Foreign Guarantors under the Security Documents, in the same manner as contemplated by the Security Documents prior to the effectiveness of this Amendment.

SECTION 7.Reference to and Effect Upon the Credit Agreement and the Other Credit Documents.
(a)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents. On and as of the Third Amendment Effective Date, this Amendment shall for all purposes constitute a Credit Document.
(b)On and as of the Third Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Amendment.
(c)The Credit Agreement and each of the other Credit Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The obligations of the Loan Parties and each Guarantor contained in the Guarantees shall remain in full force and effect and are hereby confirmed and continued by this Amendment and are enforceable against the Loan Parties and each of the Guarantors. All rights, benefits, interests, duties, liabilities and obligations of the parties to the Security Documents, as amended below, are hereby confirmed and continued by this Amendment and continue to secure, apply and extend to all debts, liabilities and obligations, present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time or from time to time due or accruing due and owing by or otherwise payable by the Loan Parties and each Guarantor to the Collateral Agent for the benefit of the Secured Creditors, or any one or more of them, in any currency, under, in connection with or pursuant to the Guarantees and any other Credit Document to which the Loan Parties and each Guarantor is a party. Without limitation of the foregoing, all security interests, pledges, assignments and other Encumbrances previously granted by any Guarantor, as a Grantor, pursuant to the Security Documents are confirmed and continued by this Amendment, and all such security interests, pledges, assignments and other Encumbrances shall remain in full force and effect as security for all obligations thereunder with no change in the priority applicable thereto, in each case, subject only to Encumbrances permitted under the Credit Documents, to the extent provided therein.

SECTION 8.Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the Province of Ontario and the laws of Canada applicable in that Province.

SECTION 9.Execution in Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart hereof by facsimile or electronic transmission (e.g., “pdf” or “tif”) shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 10.Amendments; Headings; Severability. This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrowers, the Guarantors, the Administrative Agent and the Extending Lenders party hereto. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting this Amendment. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

OPEN TEXT ULC, as Borrower and Domestic Guarantor
By:	/s/ John Doolittle
Name:John Doolittle
Title:President

OPEN TEXT CORPORATION, as Borrower and Domestic Guarantor
By:	/s/ John Doolittle
Name:John Doolittle
Title:Executive Vice President, Chief Financial Officer

OPEN TEXT HOLDINGS, INC., as Borrower and Domestic Guarantor
By:	/s/ John Doolittle
Name:John Doolittle
Title:President

OPEN TEXT CANADA LTD., as Domestic Guarantor
By:	/s/ John Doolittle
Name:John Doolittle
Title:President

OPEN TEXT CANADA LTD., in its capacity as general partner of VIGNETTE PARTNERSHIP, LP, as Domestic Guarantor
By:	/s/ John Doolittle
Name:John Doolittle
Title:President

OPEN TEXT INC., as Domestic Guarantor
By:	/s/ John Doolittle
Name:John Doolittle
Title:President

EASYLINK SERVICES INTERNATIONAL CORPORATION, as Domestic Guarantor
By:	/s/ John Doolittle
Name:John Doolittle
Title:President

EASYLINK SERVICES USA, INC., as Domestic Guarantor
By:	/s/ John Doolittle
Name:John Doolittle
Title:President

XPEDITE SYSTEMS, LLC, as Domestic Guarantor
By:	/s/ John Doolittle
Name:John Doolittle
Title:President

GXS, INC., as Domestic Guarantor
By:	/s/ John Doolittle
Name:John Doolittle
Title:President

GXS INTERNATIONAL, INC., as Domestic Guarantor
By:	/s/ John Doolittle
Name:John Doolittle
Title:President

OPEN TEXT SA ULC, as Domestic Guarantor
By:	/s/ John Doolittle
Name:John Doolittle
Title:President

OPEN TEXT GXS ULC, as Domestic Guarantor
By:	/s/ John Doolittle
Name:John Doolittle
Title:President

OPEN TEXT COÖPERATIEF U.A., as Foreign Guarantor
By:	/s/ John Doolittle
Name:John Doolittle
Title:Director

OPEN TEXT SOFTWARE GMBH, as Foreign Guarantor
By:	/s/ John Doolittle
Name:John Doolittle
Title:Director

OPEN TEXT UK LIMITED, as Foreign Guarantor
By:	/s/ John Doolittle
Name:John Doolittle
Title:Director

SYSGENICS LIMITED, as Foreign Guarantor
By:	/s/ John Doolittle
Name:John Doolittle
Title:Director

BARCLAYS BANK PLC, as Administrative Agent, the Swing Line Lender and an Extending Lender
/s/ Ritam Bhalla
Name:Ritam Bhalla
Title:Director

ROYAL BANK OF CANADA, as the Documentary Credit Lender and an Extending Lender
/s/ Michael Elsey
Name:Michael Elsey
Title:Vice President, Corporate Banking Authorized Signatory

Morgan Stanley Bank, N.A., as an Extending Lender
/s/ Jonathan Rauen
Name:Jonathan Rauen
Title:Authorized Signatory

Citibank, N.A., as an Extending Lender
By:	/s/ Agha Murtaza
Name:Agha Murtaza
Title:Authorized Signatory

HSBC, as an Extending Lender
/s/ My Le
Name:My Le
Title:Director, Global Banking

/s/ Shu Wai Chu
Name:Shu Wai Chu
Title:Vice President, Global Banking

The Bank of Tokyo-Mitsubishi UFJ, Ltd., Canada Branch, as an Extending Lender
/s/ Jack Shuai
Name:Jack Shuai
Title:Director

NATIONAL BANK OF CANADA, as an Extending Lender
/s/ Michelle Fiebig
Name:Michelle Fiebig
Title:Director

/s/ David Torrey
Name:David Torrey
Title:Managing Director

Export Development Canada, as an Extending Lender
By:	/s/ Danielle Dunlop
Name:Danielle Dunlop
Title:Financing Manager

By:	/s/ Jeff Patterson
Name:Jeff Patterson
Title:Manager - Global Loan Syndications

Bank of Montreal, as an Extending Lender
By:	/s/ Jeff Cowan
Name:Jeff Cowan
Title:Vice President

ICICI Bank Canada, as an Extending Lender
By:	/s/ Sandeep Goel
Name:Sandeep Goel
Title:Senior Vice President & Chief Risk Officer

By:	/s/ Akshay Chaturvedi
Name:Ashkay Chaturvedi
Title:Senior Vice President Corporate & Commercial Banking

Bank of America, N.A. Canada Branch, as an Extending Lender
By:	/s/ Julie Griffin
Name:Julie Griffin
Title:Senior Vice President

PNC Bank Canadian Branch, as an Extending Lender
/s/ David T. Olsen
Name:David T. Olsen
Title:Principal Officer and Regional President - Canada

The Bank of Nova Scotia, as an Extending Lender
By:	/s/ Eddy Popp
Name:Eddy Popp
Title:Director

By:	/s/ Caitriona Geoghegan
Name:Caitriona Geoghegan
Title:Associate Director

Canadian Imperial Bank of Commerce, as an Extending Lender
/s/ Ben Fallico
Name:Ben Fallico
Title:Authorized Signatory

/s/ James Day
Name:James Day
Title:Authorized Signatory

JPMorgan Chase Banks, N.A., as an Extending Lender
By:	/s/ Justin Burton
Name:Justin Burton
Title:Vice President

SBI CANADA BANK previously known as State Bank of India (Canada), as an Extending Lender
By:	/s/ Pradeep Nair
Name:Pradeep Nair
Title:VP (Credit) and Team Leader (CPC)

Wells Fargo Bank, N.A., Canadian Branch, as the Replacement Lender and an Extending Lender
By:	/s/ David Wright
Name:David Wright
Title:Senior Vice President

SCHEDULE 3

REVOLVING CREDIT COMMITMENTS/ SWING LINE LENDER’S COMMITMENT/ DOCUMENTARY CREDIT COMMITMENTS

Lender	Revolving Credit Commitment	Documentary Credit Commitment	Swing Line Lender’s Commitment
Barclays PLC	$60,000,000		$25,000,000
Morgan Stanley Bank, N.A.	$50,000,000
Citibank, N.A., Canadian branch	$50,000,000
Royal Bank of Canada	$50,000,000	$35,000,000
HSBC Bank Canada	$30,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd., Canada Branch	$20,000,000
National Bank of Canada	$20,000,000
Export Development Canada	$14,000,000
Bank of Montreal	$50,000,000
ICICI Bank Canada	$10,000,000
Bank of America, N.A., Canada Branch	$20,000,000
PNC Bank Canadian Branch	$20,000,000
The Bank of Nova Scotia	$20,000,000
Canadian Imperial Bank of Commerce	$20,000,000
JPMorgan Chase Bank N.A.	$8,000,000
SBI Canada Bank	$4,000,000
Wells Fargo Bank, N.A., Canadian Branch	$4,000,000

Total Revolving Credit Commitments	$450,000,000

SCHEDULE 6

APPLICABLE MARGINS/UNUSED FACILITY FEE

Consolidated Net Leverage Ratio	LIBOR Advances (per annum); Documentary Credit Participation Fee	ABR Advances (per annum)	Facility Fee	Documentary Credit Fee
Greater than or equal to 1.50:1.00	1.75%	0.75%	0.30%	0.25%
Less than 1.50:1.00 and greater than or equal to 1.00:1.00	1.50%	0.50%	0.25%	0.25%
Less than 1.00:1.00	1.25%	0.25%	0.15%	0.25%